Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-102808) pertaining to the Hormel Foods Corporation Tax Deferred Investment Plan B of our report dated April 8, 2005, with respect to the financial statements and schedule of the Hormel Foods Corporation Tax Deferred Investment Plan B included in this Annual Report (Form 11-K) for the year ended October 30, 2004.

/s/ ERNST & YOUNG LLP

Minneapolis, Minnesota

April 25, 2005